                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 23, 2002 relating to the financial statements of the Eye Care Division of Biocompatibles International plc, which appears in the Current Report on Form 8-K/A filed on April 29, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS
--------------------------

West London, England
August 13, 2003